FORM 8-A


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       OHIO  POWER COMPANY
     (Exact name of registrant as specified in its charter)


Ohio                                                   31-4271000
(State of incorporation                          (I.R.S. Employer
or organization)                           Identification Number)


301 Cleveland Avenue, S.W., Canton, Ohio                    44702
(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Name of each exchange
to be so registered:                          on which each class
Senior Notes,                                is to be registered:
Series A, Due 2038                        New York Stock Exchange


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]


Securities Act registration statement file number to which this form relates:


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)
Item. 1.  Description of Securities to be Registered.

          The description of securities under the heading "DESCRIPTION OF NEW SENIOR NOTES" in the Registrant's Prospectus relating to the Registrant's 7-3/8% Senior Notes, Series A, due 2038, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in said Registration Statement No. 333-49595.


Item 2.   Exhibits.

1. Registration Statement on Form S-3, filed by the Company (Registration Statement No. 333-49595) (incorporated herein by reference).

2. Indenture, dated as of September 1, 1997, between the Registrant and Bankers Trust Company, as Trustee, as previously supplemented and as further supplemented by a Company Order and Officers' Certificate, dated as of April 29, 1998, relating to the 7-3/8% Senior Notes, Series A, due 2038, is incorporated by reference from the Registrant's Form S-3 Registration Statement filed with the Securities and Exchange Commission and effective on April 17, 1998 (Registration Statement No. 333-49595, Exhibits 4(a), 4(b), 4(c) and 4(d)).

          Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              OHIO POWER COMPANY
Date:  April 27, 1998            (Registrant)



                              By:_/s/ G. P. Maloney_____
                                   G. P. Maloney
                                   Vice President